Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-123654, 333-85711, and 333-102200) and Form S-8 (Nos. 2-94539, 33-49693, 333-03055, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131 and 333-117132) of National Fuel Gas Company of our report dated December 12, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Buffalo, New York
December 12, 2005